UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

CURRENT REPORT

PURSUANT TO SECTION 14 (C)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report February 22, 2008

AmeriResource Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-20033	84-1084784
(SEC File Number)	(IRS Employer Identification Number)

c/o, Delmar Janovec, President
3440 East Russell Road, Suite 217
Las Vegas, Nevada 89120
(Address of principal executive offices)

(702) 214-4249
(Registrant's telephone number, including area code)

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AMERIRESOURCE TECHNOLGIES, INC.
3440 East Russell Road, Suite 217
 Las Vegas, Nevada 89120
(702) 214-4249

To Our Stockholders:

This Information Statement is furnished to the stockholders of AmeriResource Technologies, Inc., a Delaware corporation (“ARRT”), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of AmeriResource  providing for shareholder authorization to the board of directors of the corporation to increase the number of authorized shares of the common stock of the corporation from 3 billion shares to 50 billion shares and that the par value of shares of the common stock shall remain $0.0001.

AmeriResource is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on February 14, 2008 shall be given a copy of the Information Statement.

By Order of the Board of Directors
/s/ Delmar Janovec
Delmar Janovec, President

This information statement is being furnished to all holders of the common stock of AmeriResource in connection with the Proposed Action by Written Consent to authorize the Board of Directors to carry out an increase in the number of authorized shares of common stock to 50 billion shares.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of AmeriResource Technologies, Inc., a Delaware Company ("ARRT"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of AmeriResource.  The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of AmeriResource, provides public notice of the approval and authorization for an increase in the number of authorized shares of the common stock of AmeriResource to 50 billion.  The Amendment to the Articles of Incorporation to increase the number of authorized shares of common stock would be filed at a future date and time to be determined by the Board of Directors.

The Board of Directors, and persons owning a majority of the outstanding voting securities of AmeriResource, have unanimously adopted, ratified and approved the proposed actions by the AmeriResource Board of Directors.  No other votes are required or necessary.  See the caption "Vote Required for Approval" below.  The increase in the authorized number of common shares would become effective upon filing of an amendment to the Articles of Incorporation of AmeriResource with the Delaware Secretary of State’s office.

The Form 10-QSB for quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007 and the form 10-KSB for the year ended December 31, 2006, and any reports on Form 8-K filed by ARRT during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  AmeriResource presently current in the filing of all reports required to be filed by it.  See the caption Additional Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES TO FIFTY BILLION.

AmeriResource Articles of Incorporation, as currently in effect, authorizes the Corporation to issue up to 3,000,000,000 shares of common stock, par value $0.0001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of AmeriResource.  Upon the approval by the consenting shareholders holding a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, AmeriResource will be authorized to issue 50,000,000,000 shares of common stock, the stated par value per share will be $0.0001 and the authorized shares of preferred stock, $0.001 par value per share, will remain at 10,000,000 shares.

The Board of Directors believes that it is in AmeriResource and AmeriResource’s stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide the Corporation with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock or Incentive Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose not previously disclosed in the company’s public filings.

The Board of Directors believes  the increase in authorized capital will make a sufficient number of shares available, should AmeriResource decide to use its shares for one or more of such previously mentioned purposes or otherwise. AmeriResource reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of AmeriResource, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of AmeriResource are then listed. Under Ameriresource Articles, the AmeriResource stockholders do not have preemptive rights to subscribe to additional securities which may be issued by AmeriResource, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of AmeriResource in order to maintain their proportionate ownership of AmeriResource stock.  In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of AmeriResource by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of AmeriResource and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for AmeriResource stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting AmeriResource current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of AmeriResource business. However, the Board of Directors is not aware of any attempt to take control of AmeriResource and the Board of Directors did not propose the increase in AmeriResource authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares.  Each share of common stock will continue to entitle its owner to one vote.  As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares.  This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof.  Any of these authorities could be repealed, overruled, or modified at any time.  Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws.  This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect any existing shareholder’s number of shares as they currently exist.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES AND THE CHANGE IN THE STATED PAR VALUE OF THE COMMON STOCK

Q.     WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A.  Our Board of Directors believes that the authorized shares of Common Stock remaining available for issuance is not sufficient to enable AmeriResource to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of AmeriResource business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by AmeriResource’s Board in order to provide a sufficient reserve of such shares for the future growth and requirements of AmeriResource.

The Board of Directors also believes the availability of additional shares of Common Stock will enable AmeriResource to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF COMMON SHARES?
A.     The sole member of the Board of Directors, Delmar Janovec has approved the increase in the number of common shares as in the best interest of AmeriResource and the best interest of the current shareholders of AmeriResource.

Q.     WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?
A.     As a current shareholder of AmeriResource your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals.  For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q.  WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?
A.  The proposed changes are intended to be tax free for federal income tax purposes.

Q.  WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A.  To approve the proposal, the affirmative vote of a majority of the potential votes cast as stock holders is required.  Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of AmeriResource.

Q.  WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A.  The Company will pay for the delivery of this information statement.

Q.  WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Delmar Janovec, President of AmeriResource, 3440 East Russell Road, Suite 217, Las Vegas, Nevada 89120 (702) 214-4249 or if by email, ajanovec01@ameriresourcetechnologies.com.

VOTE REQUIRED FOR APPROVAL

The vote required to approve the proposal is the affirmative vote of the holders of a majority of AmeriResource voting stock.  Each holder of Common Stock is entitled to one (1) vote for each share held.  The record date for purposes of determining the number of outstanding shares of voting Stock of AmeriResource and for determining Stockholders entitled to vote, is the close of business on February 14, 2008 (the “Record Date”).  As of the Record Date, AmeriResource has outstanding 1,197,258,308 shares of Common Stock and 1,558,287 shares of preferred stock.

Section 228 of the Delaware General Corporate Law (“Delaware Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

Pursuant to Section 228 of the Delaware Law, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation and to thus increase the number of authorized shares.  In order to eliminate the costs, delay and management time involved in having a special meeting of Stockholders and obtaining proxies and in order to effect the proposed increase in authorized shares as early as possible, the Board of Directors of AmeriResource voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of AmeriResource as of the Record Date.

Pursuant to Section 228(e) of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting of the Stockholders of record who have not consented in writing to such action.  This Information Statement is tended to provide such notice.  No dissenters’ or appraisal rights under the Delaware Law are afforded to the Company’s Stockholders as a result of the approval of the proposed increase in authorized shares.

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenter's rights in connection with the proposed restatement of the Articles of Incorporation.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Company’s stock is Interwest Transfer Company, Inc., P.O. Box 17136, Salt Lake City, Utah 84117, telephone number of (801) 272-9294.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on February 14, 2008 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, AmeriResource had issued and outstanding 1,197,258,308 shares of common stock, $0.0001 par value and 1,558,287 shares of preferred stock. Shareholders and corporations holding a controlling interest equaling more than fifty percent (50%) of the voting rights of AmeriResource, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of AmeriResource Articles of Incorporation.  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of February 14, 2008, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of February 14, 2008, there were 1,197,258,308 shares of common stock issued and outstanding.

TITLE OF CLASS	NAME AND ADRESS OF BENEFICIAL OWNER	AMOUNT & NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS
Preferred Series C Shares ($0.001 par value)	Delmar Janovec 3440 E. Russell Road, Suite 217 Las Vegas, Nevada 89120	1,000,000 (1)	100%
Common Stock (0.0001 par value)	Delmar Janovec 3440 E. Russell Road, Suite 217 Las Vegas, Nevada 89120	32,583,887	0.008%
Common Stock ($0.0001 par value)	Delmar Janovec 3440 E. Russell Road, Suite 217 Las Vegas, Nevada 89120	3,077,000,000	72%
Common Stock ($0.0001 par value)	Directors and Executive Officers as a Group	3,109,583,887	73%

(1)   Preferred Series C has voting rights of 3,077 to 1 of the common stock, these shares give Mr. Janovec 3,077,000,000 votes in any shareholder vote and his personal vote of these shares may not always be exercised in the best interest of the balance of the common stock shareholders.

On February 22, 2002, the Company filed a "Certificate of Designation" with the Secretary of State with the State of  Delaware to designate 1,000,000 shares of its Preferred Stock as "Series C Preferred Stock." Each share of the Series C Stock shall be convertible into common stock of the Company based on the stated value of $2.00 divided by 50% of the average closing price of the Common Stock on five business days preceding the date of conversion. Each share of the outstanding Series C Preferred shall be redeemable by the Corporation at any time at the redemption price. The redemption price shall equal $2.00 per share with interest of 8% per annum. The holders of the Series C shall be entitled to receive $2.00 per share before the holders of common stock or any junior securities receive any amount as a result of liquidation.

On November 20, 2007, AmeriResource Technologies, Inc., a Delaware corporation (the “Company”) received stockholder consent from the holders of more than 50% of the shares entitled to a vote in a vote of shareholders, written consent for the approval of authorizing the Company to effect a reverse split of the Company’s common stock, par value $0.0001 at a ratio of up to one for one thousand.  On November 27, 2007, the Company’s Board of Directors approved the implementation of a reverse stock split at a ratio of one-for-fifty.

The Company submitted a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to effect the reverse stock split.

On December 10, 2007, at 5:00 p.m. Eastern Time, the reverse stock split become fully effective.  At that time, each fifty (50) outstanding shares of common stock of the Company were combined into and automatically become one (1) outstanding shares of common stock of the Company.  No fractional shares were issued in connection with the reverse stock split, all fractional shares that would have resulted from the reverse split were rounded up to the next whole share.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of Ameriresource common stock and the restatement of the  par value of those shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning AmeriResource Technologies, Inc. including its Form 10-KSB annual report for the year ended December 31, 2006 and a quarterly report on Form 10-QSB for the quarter ended March 31, 2007, Form 10-QSB for the quarter ended June 30, 2007, Form 10-QSB for the quarter ended September 30, 2007 and any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference.  All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

By Order of the Board of Directors
Dated: February 22, 2008	/s/ Delmar Janovec
Delmar Janovec, President and Director

Exhibit AA@

UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A
MEETING OF THE BOARD OF DIRECTORS
OF
AMERIRESOURCE TECHNOLOGIES, INC.

The undersigned, constituting all members of the Board of Directors (“The Board”) of AMERIRESOURCE TECHNOLOGIES, INC., a Delaware Corporation, (“the Corporation”), acting pursuant to the By-laws of the Corporation, and the laws of the State of Delaware, hereby adopt and approve the recitals and resolutions set forth below by this written resolution, which shall have the same force and effect as if adopted and approved at a duly held meeting, this 26th Day of October, 2007.

WHEREAS, the Board believes it to be in the best interest of the Corporation to take action on the following matters which will provide the flexibility to issue equity for raising capital, adopting Company Employee Stock Incentive Plans in order to retain or attract qualified management, acquisition of businesses through the issuance of stock, and other business requirements in the normal course of business operations. The actions will allow the Corporation the ability to take advantage of future corporate opportunities with the goal of creating a greater value for the Company and its shareholders. The actions are as follows; and

WHEREAS, the Board believes it to be in the best interests of the Corporation, to amend, the current Articles of Incorporation whereby increasing the authorized from the current of Three (3,000,000,000) Billion shares of common stock, par value $0.0001, to Fifty (50,000,000,000) Billion shares of common stock, par value $0.0001, with the authorized shares of Preferred Series stock of Ten (10,000,000) Million, par value $0.0001, remaining at the current authorized. The amendment of the Articles of Incorporation is pursuant to the approval of a majority vote of its voting common shareholders and in accordance with the laws of the State of Delaware; and

WHEREAS, the Board has fixed the close of business on February 14, 2008, as the record date for the determination of the common shareholders entitled to vote by notice of action by written consent. At the record date, the Corporation had issued and outstanding 1,197,258,308 shares of common stock, par value $0.0001, and 1,558,287 shares of preferred series stock, par value $0.001. Shareholders and corporations holding a controlling interest equaling more than fifty percent (50%) of the voting rights of the Corporation, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of the Corporation's Articles of Incorporation.  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action and in accordance with the laws of the State of Delaware; and

WHEREAS, the Board has duly adopted the foregoing amendment and restatement of the Certificate of Incorporation by this resolution and in accordance with provisions of Section 242 and 228 of the General Corporation Law of Delaware; and

WHEREAS, the Board has duly adopted the foregoing amendment and restatement of the Certificate of Incorporation by this written consent of the holders of a majority of the outstanding Common Stock in accordance with the provisions of Section 228 (e) of the General Corporation Law of Delaware; and

THEREFORE BE IT RESOLVED, that the Board hereby authorizes, approves and ratifies the above Restated and Amended Articles of Incorporation and in accordance of Sections 242 and 228, and 228 (e), of the General Corporation Laws of Delaware; and

           FURTHER RESOLVED, that the Corporation’s officers are authorized, empowered, and directed, in the name of and on behalf of the Corporation, or otherwise, to execute and deliver all such documents, instruments, and certificates to make all such payments to perform all such acts and things and execute and deliver all such other documents as maybe necessary from time to time in order to carry out the purpose and intent of this resolution, that all of the acts and doings of such officers  are consistent with the purpose of this resolution are hereby authorized, approved, ratified, and confirmed in all respects.

/s/ Delmar A. Janovec
Delmar A. Janovec-Director

EXHIBIT B

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
AMERIRRESOURCE TECHNOLOGIES, INC.

AmeriResource Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Corporation’s Certificate of Incorporation (as previously amended), and declaring said amendments to be advisable.

SECOND: That the stockholders of the corporation have duly approved said amendments by the required vote of such stockholders in accordance with the requirements of Sections 222 and 228 (e) of the General Corporation Law of the State of Delaware, by the affirmative vote of a majority of the shares of the outstanding Common Stock entitled to vote thereon in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That, the Certificate of Incorporation of the Corporation shall be hereby amended, without the need of any additional action as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FOURTH”, so that, as amended, said Article shall be and read as follows:

The aggregate number of shares which this corporation shall have authority to issue is Fifty Billion (50,000,000,000) shares of $0.0001 par value each, which shares shall be designated "Common Stock"; and Ten Million (10,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series, the board of Directors shall give to it a distinctive designation so as to distinguish is from the shares of all other series and classes shall fix the number of shares in such series, and the preferences, rights, and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by this Certificate of Incorporation or the General Corporation Law of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

By:	/s/ Delmar Janovec
Name: Delmar Janovec
Title: President & Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.